EXHIBIT 23.2


Accountant's Letterhead
Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-8 of our 10Q-SB report dated September 30, 2003 relating to the financial statements of ProCoreGroup, Inc. as of September 30, 2003


/S/ Kahn, Boyd, & Levychin, LLP
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Kahn, Boyd, & Levychin, LLP
Certified Public Accountants


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